UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2017

Par Pacific Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-36550	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Gessner Road, Suite 875 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(281) 899-4800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

Indenture and Securities

On December 21, 2017, Par Petroleum, LLC (“Par Petroleum”), and Par Petroleum Finance Corp. (“Finance Corp.” and together with Par Petroleum, the “Issuers”), both wholly-owned subsidiaries of Par Pacific Holdings, Inc. (the “Company”), completed the issuance of $300 million in aggregate principal amount of 7.750% Senior Secured Notes due 2025 (the “Notes”) and related guarantees by the Subsidiary Guarantors (as defined below) and the Company (the “Guarantees” and, together with the Notes, the “Securities”) in a private offering (the “Private Offering”) under Rule 144A and Regulation S of the Securities Act of 1933, as amended (the “Securities Act”).

The Issuers used approximately $260.1 million of the net proceeds, before expenses, of approximately $292.6 million from the sale of the Notes to (i) repay all outstanding indebtedness of Par Petroleum and its subsidiaries under (a) the KeyBank Credit Agreement (as defined below), (b) the Par Wyoming Holdings Credit Agreement (as defined below) and (c) the WRC Revolving Credit Facility (as defined below), including certain prepayment premiums and exit fees; and (ii) to repay the forward sale under the Original Supply and Offtake Agreement (as defined below). The Issuers intend to use the remainder of such net proceeds for general corporate purposes.

The Securities were issued under an indenture, dated as of December 21, 2017 (the “Indenture”), among Par Petroleum, Finance Corp., all of Par Petroleum’s existing wholly-owned domestic subsidiaries (other than Finance Corp.) (collectively, the “Subsidiary Guarantors”) and the Company, as guarantors, and Wilmington Trust, National Association., as trustee and collateral trustee (“Collateral Trustee”).

The Notes will bear interest at an annual rate of 7.750%. Interest is payable semiannually in arrears on June 15 and December 15 of each year, beginning on June 15, 2018, to holders of record on each June 1 and December 1 preceding an interest payment date. The Notes mature on December 15, 2025, unless earlier redeemed or purchased. The Notes are secured by first priority liens (subject to the relative priority of Permitted Liens) on substantially all of the property and assets of the Issuers and the Subsidiary Guarantors, including but not limited to, material real property now owned or hereafter acquired by the Issuers or Subsidiary Guarantors and their equipment, intellectual property and equity interests, but excluding certain property which is collateral under the new ABL Loan Agreement (as defined below) and collateral under the Amended and Restated Supply and Offtake Agreement (as defined below). The Notes are fully and unconditionally guaranteed on a senior secured basis, jointly and severally, by each of the Subsidiary Guarantors, and are guaranteed on a senior unsecured basis only as to the payment of principal and interest by the Company. In the future, the Notes will be guaranteed on a senior secured basis by additional subsidiaries of Par Petroleum that guarantee material indebtedness of the Issuers or otherwise become obligated with respect to material indebtedness under a credit facility, subject to certain exceptions.

The Issuers may redeem all or part of the Notes at any time prior to December 15, 2020 at a redemption price equal to 100% of the principal amount of Notes redeemed, plus a “make whole” premium, and accrued and unpaid interest, if any, to the date of redemption. The Issuers have the right to redeem the Notes at any time on or after December 15, 2020 at the redemption prices described in the Indenture, plus accrued and unpaid interest, if any, to the date of redemption. Additionally, at any time before December 15, 2020, the Issuers may redeem up to 35% of the aggregate principal amount of the Notes issued with an amount equal to the net proceeds of certain equity offerings, at a price equal to 107.750% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of redemption; provided that (1) at least 65% of the aggregate principal amount of the Notes (including any additional Notes) originally issued under the Indenture remain outstanding immediately after the occurrence of such redemption (excluding Notes held by the Par Petroleum and its Subsidiaries); and (2) each such redemption must occur within 180 days of the date of the closing of each such equity offering.

If a “change of control” occurs, holders of the Notes will have the option to require the Issuers to purchase for cash all or a portion of their Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest. In addition, if the Issuers make certain asset sales and do not reinvest the proceeds thereof or use such proceeds to repay certain debt, they will be required to use the proceeds of such asset sales to make an offer to purchase the Notes at a price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest.

The Indenture contains restrictive covenants limiting the ability of Par Petroleum and its Restricted Subsidiaries (as defined in the Indenture) to, among other things, incur additional indebtedness or issue certain preferred shares, create liens on certain assets to secure debt, pay dividends or make other equity distributions, purchase or redeem capital stock, make certain investments, sell assets, agree to certain restrictions on the ability of Restricted Subsidiaries to make payments to the Issuers, consolidate, merge, sell or otherwise dispose of all or substantially all assets, or engage in transactions with affiliates. The Indenture also contains customary events of default.

A copy of the Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein. The form of the Notes (included as Exhibit A of the Indenture filed as Exhibit 4.1 hereto) is filed as Exhibit 4.2 to this Current Report on Form 8-K and is hereby incorporated by reference herein. The descriptions of the material terms of the Indenture and the Securities are qualified in their entirety by reference to such exhibits.

ABL Loan Agreement

On December 21, 2017, in connection with the issuance of the Securities, Par Petroleum, Par Hawaii, Inc., a Hawaii corporation (“Par Hawaii”), Mid Pac Petroleum, LLC, a Delaware limited liability company (“Mid Pac”), HIE Retail, LLC, a Hawaii limited liability company (“HIE Retail”), Hermes Consolidated, LLC, a Delaware limited liability company d/b/a Wyoming Refining Company (“Hermes”) and Wyoming Pipeline Company LLC, a Wyoming limited liability company (“WPC” and collectively with Par Petroleum, Par Hawaii, Mid Pac, HIE Retail, and Hermes, the “ABL Borrowers”), entered into that certain Loan and Security Agreement dated as of December 21, 2017 (as amended from time to time, the “ABL Loan Agreement”) with the ABL Guarantors (as defined below), the financial institutions party thereto, as lenders, and Bank of America, N.A., as administrative agent and collateral agent (“BofA”).

The ABL Loan Agreement provides for (a) a revolving credit facility in the maximum principal amount at any time outstanding of $75,000,000, subject to a borrowing base, which provides for revolving loans and for the issuance of letters of credit, the proceeds of which will be used, among other things, to (i) refinance certain indebtedness, (ii) pay related fees and expenses and (iii) otherwise fund working capital needs and general corporate purposes. The credit facility is undrawn at closing.

Set forth below are certain of the additional material terms of the ABL Loan Agreement:

Interest: The outstanding principal amount of each revolving loan bears interest at a fluctuating rate per annum equal to (i) during the periods such revolving loan is a base rate loan, the base rate plus the applicable margin in effect from time to time, and (ii) during the periods such revolving loan is a LIBOR Loan, at LIBOR for the applicable interest period plus the applicable margin in effect from time to time. At any time after an event of default has occurred and is continuing under the ABL Loan Agreement, the principal amount of the loans thereunder, all overdue interest and all fees owing under the ABL Loan Agreement shall bear interest at the rate per annum equal to 2.00% plus the then-applicable interest rate.

Prepayment. The ABL Borrowers may at any time and from time to time prepay the revolving loans, in whole or in part, without premium or penalty. The maturity date of the revolving loans is December 21, 2022, on which date all revolving loans will be due and payable in full.

Collateral. The loans and letters of credit issued under the ABL Loan Agreement are secured by a first-priority security interest in and lien on the following assets of the ABL Borrowers and the ABL Guarantors, excluding the assets of PHR (as defined below):

•	all accounts and payment intangibles owed by credit card issuers (other than accounts and such payment intangibles constituting identifiable proceeds of collateral for the Notes);

•	all inventory;

•	all renewable identification numbers;

•	all investment property, chattel paper, general intangibles (excluding intellectual property), documents, commercial tort claims and instruments, to the extent relating to the items above (for the avoidance of doubt, excluding equity interests of each subsidiary of Par Petroleum);

•	all deposit accounts and other bank and securities accounts, and all cash and cash equivalents;

•	books and records relating to the above;

•	all proceeds of (including proceeds of business interruption and other insurance) and supporting obligations (including letter of credit rights) with respect to any of the above.

Guarantees. The obligations of the ABL Borrowers are guaranteed by the Company and Par Petroleum’s existing and future direct or indirect domestic subsidiaries that are not borrowers under the ABL Loan Agreement (the “ABL Guarantors”). In connection with the entry into the ABL Loan Agreement, the Company entered into a Guaranty pursuant to which the Company guarantees the full and prompt payment of the principal of, and interest, if any, on the loans under the ABL Loan Agreement.

Covenants. The ABL Loan Agreement requires the ABL Borrowers to comply with certain customary affirmative, as well as certain negative covenants that, among other things, will restrict, subject to certain exceptions, the ability of the ABL Borrowers and guarantors thereunder to incur indebtedness, grant liens, make investments, engage in acquisitions, mergers or consolidations and pay dividends and other restricted payments. The ABL Loan Agreement also requires compliance with certain minimum fixed charge coverage ratios during certain specified times.

The foregoing description of the ABL Loan Agreement is qualified in its entirety by reference to the ABL Loan Agreement, a copy of which is attached hereto as Exhibit 10.1, and incorporated by reference herein.

Amended and Restated Supply and Offtake Agreement

On December 21, 2017 (the “Restatement Effective Date”), Par Hawaii Refining, LLC, a Hawaii limited liability company and indirect wholly-owned subsidiary of the Company (“PHR”), entered into an Amended and Restated Supply and Offtake Agreement (the “Amended and Restated Supply and Offtake Agreement”) with J. Aron & Company LLC (“J. Aron”), pertaining to crude oil supply and offtake arrangements for PHR’s Kapolei refinery located in Kapolei, Hawaii (the “Refinery”). As a condition precedent to the Amended and Restated Supply and Offtake Agreement, (i) the Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing with respect to the Refinery recorded on June 3, 2015 (the “Mortgage”), by PHR for the benefit of J. Aron, and (ii) the Equity Pledge Agreement dated as of June 1, 2015 (the “Equity Pledge Agreement”), between Par Petroleum, as pledgor, and J. Aron, were each terminated.

The Amended and Restated Supply and Offtake Agreement continued the term of the Supply and Offtake Agreement (the “Original Supply and Offtake Agreement”), dated as of June 1, 2015, which commenced on June 1, 2015, and extended the term to end on May 31, 2021 (“Expiration Date”), subject to one one-year extension at the mutual agreement of the parties at least one hundred twenty (120) days prior to the then current Expiration Date. During the term of the Amended and Restated Supply and Offtake Agreement, J. Aron will continue to procure delivery of up to 94,000 barrels per day of crude oil to PHR for processing at the Refinery, and J. Aron will purchase certain petroleum products processed at the Refinery. Under the Amended and Restated Supply and Offtake Agreement, the deferred payment arrangement whereby PHR can defer payments owed under the agreement in the amount of the lesser of $125 million or 85 percent of the eligible accounts receivable and inventory remains in effect. The Amended and Restated Supply and Offtake Agreement also provides for J. Aron to enter into agreements with third-parties whereby J. Aron will remit payments to third-parties for refinery procurement contracts, for which PHR will become immediately obligated to reimburse J. Aron.

The Storage Facilities Agreement between PHR and J. Aron (“Storage Facilities Agreement”) and the Marketing and Sales Agreement between PHR and J. Aron (“Marketing and Sales Agreement”, and collectively with the Storage Facilities Agreement, the “Supply Transaction Documents”) are still in place as of the Restatement Effective Date, and PHR may continue to hedge price risk on its inventories and crude purchases. PHR and J. Aron will engage in other ancillary transactions involving transport, storage, and inventory management, upon and subject to the terms of the Amended and Restated Supply and Offtake Agreement. Following expiration or termination of the Amended and Restated Supply and Offtake Agreement, PHR is obligated to purchase the crude oil and refined product inventories then owned by J. Aron and located at storage facilities leased by PHR to J. Aron at then current market prices.

The obligations of PHR under the Amended and Restated Supply and Offtake Agreement and the other Supply Transaction Documents are secured pursuant to the Amended and Restated Pledge and Security Agreement (the “Amended and Restated Security Agreement”) between PHR and J. Aron, entered into in connection with the Amended and Restated Supply and Offtake Agreements, granting J. Aron a security interest in the following assets of PHR:

•	all inventory, including crude oil and products;

•	all accounts;

•	all renewable identification numbers;

•	all investment property, chattel paper, general intangibles, commercial tort claims, documents and instruments, to the extent relating to the items above;

•	all deposit accounts, and all cash and cash equivalents;

•	books and records relating to the above;

•	all proceeds of (including proceeds of business interruption and other insurance), and supporting obligations (including letter of credit rights) with respect to, any of the foregoing.

As a condition to J. Aron entering into the Amended and Restated Supply and Offtake Agreement, Par Petroleum issued a guaranty (the “Par Petroleum Aron Guaranty”) in favor of J. Aron pursuant to which Par Petroleum guarantees the payment and performance of certain liabilities of PHR under the Amended and Restated Supply and Offtake Agreement, the Supply Transaction Documents and the Amended and Restated Security Agreement, namely those amounts that have been paid by J. Aron with respect to any crude oil and/or petroleum products purchased by J. Aron, but which have not as of such time been delivered to and received by PHR.

The foregoing description of the Amended and Restated Supply and Offtake Agreement and the Amended and Restated Security Agreement is qualified in its entirety by reference to the Amended and Restated Supply and Offtake Agreement and the Amended and Restated Security Agreement, copies of which are attached hereto as Exhibits 10.2 and 10.3, respectively, and incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement

KeyBank Credit Agreement

On December 21, 2017, a portion of the net proceeds received from the Private Offering was used to repay all amounts outstanding under that certain Credit Agreement, dated as of December 17, 2015 (the “KeyBank Credit Agreement”) among Mid Pac, HIE Retail, KeyBank National Association, as administrative agent (“KeyBank”), and the other lenders from time to time party thereto, and all commitments thereunder were terminated. In connection with the repayment in full of all amounts due thereunder, the KeyBank Credit Agreement was retired. There were no material early termination penalties incurred by Mid Pac or HIE Retail in connection with the repayment of the KeyBank Credit Agreement.

Par Wyoming Holdings Credit Agreement

On December 21, 2017, a portion of the net proceeds received from the Private Offering was used to repay all amounts outstanding under that certain Credit Agreement, dated as of July 14, 2016 (the “Par Wyoming Holdings Credit Agreement”) among Par Wyoming Holdings, LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of the Company (“Par Wyoming Holdings”), certain lenders and Chambers Energy Management, LP, as agent. In connection with the repayment in full of all amounts due thereunder, the Par Wyoming Holdings Credit Agreement was retired. Par Wyoming Holdings was required to pay a prepayment premium of approximately $4.2 million in connection with the early termination of the Par Wyoming Holdings Credit Agreement.

WRC Revolving Credit Facility

On December 21, 2017, a portion of the net proceeds received from the Private Offering was used to repay all amounts outstanding under the Third Amended and Restated Loan Agreement, dated as of April 20, 2015 (as amended from time to time, the “WRC Revolving Credit Facility”) among Hermes, WPC and Bank of America, N.A., as the lender, and all commitments thereunder were terminated. In connection with the repayment in full of all amounts due thereunder, the WRC Revolving Credit Facility was retired. There were no material early termination penalties incurred by Hermes or WPC in connection with the repayment of the WRC Revolving Credit Facility.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures above under Item 1.01 of this Current Report on Form 8-K are also responsive to Item 2.03 of this Current Report on Form 8-K and are hereby incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On December 21, 2017, the Company issued a news release announcing the closing of the transactions contemplated by the Private Offering and the ABL Loan Agreement. The news release is filed as Exhibit 99.1 to this Form 8-K, and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information and Exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

4.1	Indenture, dated as of December 21, 2017, among Par Petroleum, LLC, Par Petroleum Finance Corp., the Guarantors (as defined therein) and Wilmington Trust, National Association, as Trustee and Collateral Trustee.

4.2	Form of 7.750 % Senior Secured Notes due 2025 (included within the Indenture filed as Exhibit 4.1).

10.1	Loan and Security Agreement dated as of December 21, 2017, among Par Petroleum, LLC, Par Hawaii, Inc., Mid Pac Petroleum, LLC, HIE Retail, LLC, Hermes Consolidated, LLC, Wyoming Pipeline Company LLC, the guarantors party thereto, the financial institutions party thereto, as lenders, and Bank of America, N.A., as administrative agent.

10.2	Amended and Restated Supply and Offtake Agreement dated as of December 21, 2017, between Par Hawaii Refining, LLC and J. Aron & Company, LLC.

10.3	Amended and Restated Pledge and Security Agreement dated as of December 21, 2017, between Par Hawaii Refining, LLC and J. Aron & Company, LLC.

99.1	Press Release, dated December 21, 2017, announcing the Closing of the Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2017

PAR PACIFIC HOLDINGS, INC.

By:	/s/ J. Matthew Vaughn
J. Matthew Vaughn
Senior Vice President and General Counsel